Exhibit 99.1

FOR INVESTOR RELATIONS INFORMATION CONTACT:

Jeff Killian, CFO

Cascade Microtech, Inc.

(503) 601-1280

jeff.killian@cmicro.com

Cascade Microtech Completes Sale of Test Socket Division and

Establishes Stock Repurchase Program

BEAVERTON, OR, September 26, 2011 — Cascade Microtech, Inc. (NASDAQ: CSCD) today announced that it has completed the sale of its test socket manufacturing business for a purchase price of $550,000 to R&D Interconnect Solutions, a wholly owned subsidiary of R&D Circuits, based in Brooklyn Park, Minnesota.

The Company also announced that its board of directors has authorized a stock repurchase program under which up to $2,000,000 of the Company’s common stock may be repurchased. Under the terms of the stock repurchase program, shares may be purchased from time-to-time in the open market or in privately negotiated transactions. The timing and actual number of shares purchased will depend on a variety of factors, including market conditions, corporate and regulatory requirements, and alternative business and investment opportunities. Repurchases under the program will be funded from available cash. The program does not require the Company to acquire any particular amount of common stock, and the program may be commenced, suspended or terminated at any time or from time-to-time at the Company’s discretion without prior notice.

“We believe our stock is currently undervalued,” said Michael Burger, President and CEO. “As a result, we see this repurchase program as a prudent use of capital. We believe that both this program and the sale of our test socket business underscore our commitment to building long-term value for our shareholders.”

The Company is scheduled to announce its financial results for its third quarter ending September 30, 2011 on November 1, 2011. The Company will not purchase any stock under the repurchase program before that time.

Forward-Looking Statements

This press release includes statements, including statements regarding the Company’s newly-adopted stock repurchase program, that are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in the price, trading volume and/or other market conditions for the Company’s common stock; changes in the Company’s business opportunities, investment alternatives and/or liquidity requirements; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K. In addition such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information visit www.cascademicrotech.com.

About R&D Interconnect Solutions

R&D Interconnect Solutions is a recognized specialist in design and production of high-performing sockets and interconnect products for testing of packaged integrated circuits. It is wholly owned by R&D Circuits, a worldwide leader in turn-key, advanced printed circuit boards used to test integrated circuits for computers, servers, mobile devices and many other applications. Over the past 30 years, R&D Circuits has served its customers across the United States and globally in the semiconductor, telecom, aerospace, defense, medical and radio device markets. For more information on R&D Circuits visit www.rdcircuits.com.

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